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                                                                      EXHIBIT 23


                            DeGolyer and McNaughton
                               One Energy Square
                              Dallas, Texas 75206



                                 March 27, 1998


Sabine Royalty Trust
NationsBank of Texas, N.A.
NationsBank Plaza-17th Floor
901 Main Street
Dallas, Texas 75202

Gentlemen:

   We hereby consent to the inclusion of our letter report dated February 26, 1998, concerning the reserves and revenue, as of January 1, 1998, of certain royalty interests owned by Sabine Royalty Trust in the Annual Report on Form 10-K for the year ended December 31, 1997, of the Sabine Royalty Trust to be filed with the Securities and Exchange Commission. We also consent to the references to our firm under "Properties--Reserves" in Item 2 and under "Supplemental Oil and Gas Information (Unaudited)--Reserve Quantities" in Item 8 of the Form 10-K.

                                      Very truly yours,

                                      /s/ DeGolyer and MacNaughton

                                      DeGOLYER and MacNAUGHTON